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                                                                      Exhibit 15

October 10, 2001



To the Board of Directors of First Community Bancshares, Inc.


We are aware of the incorporation by reference in the Registration Statement Nos. 333-63865 and 333-31338 pertaining to the Employee Stock Ownership and Savings Plan and the 1999 stock Option Plan, respectively, of First Community Bancshares, Inc. of our interim review report dated October 10, 2001, relating to the unaudited consolidated interim financial statements of First Community Bancshares, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2001.



/s/ Ernst & Young LLP
Charleston, West Virginia